SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AAR CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 28, 2002

TO THE STOCKHOLDERS OF AAR CORP.:

The Annual Meeting of Stockholders of AAR CORP. will be held at AAR CORP.'s headquarters, One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois, on Wednesday, October 9, 2002, at 10:00 a.m. The Board of Directors cordially invites you to attend.

I hope you will be able to attend the meeting in person, but whether or not you expect to attend, please sign, date and return the proxy card enclosed with your proxy statement, now, so that your shares will be represented at the meeting. You may also vote via the internet or by telephone as indicated on the proxy card instructions. If you do attend the meeting, you will be entitled to vote in person, if you wish, even though you have submitted a proxy.

Please note that I was inadvertently listed as a member of the Nominating Committee on page 3 of the proxy statement and in the AAR CORP. 2002 Annual Report. The AAR CORP. Nominating Committee is comprised of Howard B. Bernick (Chairman), Ira A. Eichner and James E. Goodwin.

Sincerely,
/s/ DAVID P. STORCH David P. Storch President & Chief Executive Officer